                                                                    EXHIBIT 10.9

*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                        DISTRIBUTION AGREEMENT BETWEEN

                          TECH DATA  CORPORATION AND

                               TRANCELL SYSTEMS

*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                            DISTRIBUTION AGREEMENT

     THIS AGREEMENT, dated as of this _16__ day of _December___________ 19_96_ (the "Effective Date"), is between TECH DATA CORPORATION, a Florida corporation ("Tech Data"), with its principal corporate address at 5350 Tech Data Drive, Clearwater, Florida 34620 and TRANCELL SYSTEMS, a California corporation ("Trancell"), with its principal corporate address at 3180 De La Cruz Blvd., Suite 200, Santa Clara, California 95054.

                                   RECITALS

     A. Tech Data desires to purchase certain Products from Trancell from time to time and Trancell desires to sell certain Products to Tech Data in accordance with the terms and provisions set forth in this Agreement.

     B. Trancell desires to appoint Tech Data as its non-exclusive distributor to market Products within the territory defined below and Tech Data accepts such appointment on the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the Recitals, the mutual covenants contained in this Agreement and other good and valuable consideration, Tech Data and Trancell hereby agree as follows:

           ARTICLE I.  DEFINITIONS, APPOINTMENT AND TERM OF AGREEMENT
           ----------------------------------------------------------

1.1  Definitions.  The following definitions shall apply to this Agreement.
     -----------

          (a) "Customers" of Tech Data shall include dealers, resellers, value added resellers, mail order resellers and other entities that acquire the Products from Tech Data.

          (b) "DOA" shall mean Product, or any portion thereof, which fails to operate properly on initial "bum in", boot, or use, as applicable.

          (c) "Documentation" shall mean user manuals, training materials, product descriptions and specifications, brochures, technical manuals, license agreements, supporting materials and other printed information relating to the Products, whether distributed in print, electronic, or video format.

          (d) "End Users" shall mean the final retail purchasers or licensees who have acquired Products for their own use and not for resale, remarketing or redistribution.

          (e) "Non-Saleable Products" shall mean any Product that has been returned to Tech Data by its Customers that has had the outside shrink wrapping or other packaging seal broken or any components of the original package are missing, damaged or modified.

                                      -2-

*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

          (f) "Products" shall mean, individually or collectively as appropriate, hardware, licensed software, Documentation, supplies, accessories, and other commodities related to any of the foregoing produced by Trancell.

          (g) "Services" means any warranty, maintenance, advertising, marketing or technical support and any other services performed or to be performed by Trancell.

          (h) "Territory" shall mean worldwide.

1.2  Term of Agreement.  The term of this Agreement shall commence on the
     -----------------
     Effective Date and, unless terminated by either party as set forth in this Agreement, shall remain in full force and effect for a term of one (1) year, and will be automatically renewed for successive one (1) year terms unless prior written notification of termination is delivered by one of the parties in accordance with the notice provision of this Agreement.

1.3  Appointment as Distributor.  Trancell hereby grants to Tech Data the non-
     --------------------------
     exclusive right to distribute Products during the term of this Agreement within the Territory. This Agreement does not grant Trancell or Tech Data an exclusive right to purchase or sell Products and shall not prevent either party from developing or acquiring other vendors or customers or competing Products. Tech Data will use commercially reasonable efforts to promote sales of the Products. Trancell agrees that Tech Data may obtain Products in accordance with this Agreement for the benefit of subsidiaries of Tech Data. Wholly owned subsidiaries of Tech Data shall be entitled to order Products directly from Trancell pursuant to this Agreement.

                         ARTICLE II.  PURCHASE ORDERS
                         ----------------------------

2.1  Issuance and Acceptance of Purchase Order.
     -----------------------------------------

          (a) This Agreement shall not obligate Tech Data to purchase any Products or services except as specifically set forth in a written purchase order.

          (b) Tech Data may issue to Trancell one or more purchase orders identifying the Products Tech Data desires to purchase from Trancell. The terms and provisions of this Agreement shall govern all purchase orders except that purchase order may include other terms and provisions which are consistent with the terms and provisions of this Agreement, or which are mutually agreed to by Tech Data and Trancell. Purchase orders will be placed by Tech Data by fax or electronically transferred.

          (c) A purchase order shall be deemed accepted by Trancell unless Trancell notifies Tech Data in writing within five (5) days after receiving the purchase order that Trancell does not accept the purchase order.

                                      -3-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

2.2  Purchase Order Alterations or Cancellations.  Prior to shipment of
     -------------------------------------------
     Products, Trancell shall accept alterations or cancellation to a purchase order in order to: (i) change a location for delivery, (ii) modify the quantity or type of Products to be delivered or (iii) correct typographical or clerical errors.

2.3  Evaluation or Demonstration Purchase Orders.  Trancell shall provide to
     -------------------------------------------
     Tech Data a reasonable number of demonstration or evaluation products at no charge.

2.4  Product Shortages.  If for any reason Trancell's production is not on
     -----------------
     schedule, Trancell may allocate available inventory to Tech Data and make shipments based upon a fair and reasonable percentage allocation among Trancell's customers. Such allocations shall not impact the calculation of performance rebates.

                          ARTICLE III.  DELIVERY AND
                          --------------------------
                            ACCEPTANCE OF PRODUCTS
                            ----------------------

3.1  Acceptance of Products.  Tech Data shall, after a reasonable time to
     ----------------------
     inspect each shipment, accept Product (the "Acceptance Date") if the Products and all necessary documentation delivered to Tech Data are in accordance with the purchase order. Any Products not ordered or not otherwise in accordance with the purchase order, (e.g. mis-shipments, overshipments) may be returned to Trancell at Trancell's expense (including without limitation costs of shipment or storage). Trancell shall refund to Tech Data within ten (10) business days following notice thereof, all monies paid in respect to such rejected Products. Tech Data shall not be required to accept partial shipment unless Tech Data agrees prior to shipment.

3.2  Title and Risk of Loss.  FOB Trancell Shipping Point title and risk of loss
     ----------------------
     or damage to Products shall pass to Tech Data at the time that the Products are shipped by Trancell (i.e., delivered to Common Carrier).

3.3  Transportation of Products.  Trancell shall deliver the Products clearly
     --------------------------
     marked on the Product package with serial number, product description and machine readable bar code (employing UPC or other industry standard bar code) to Tech Data at the location shown and on the delivery date set forth in the applicable purchase order or as otherwise agreed upon by the parties. Charges for transportation of the Products shall be paid by Trancell. Trancell shall use only those common carriers preapproved by Tech Data or listed in Tech Data's published routing instructions, unless prior written approval of Tech Data is received.


                             ARTICLE IV.  RETURNS
                             --------------------

4.1  Inventory Adjustment.  Trancell agrees to accept return of overstocked
     --------------------
     Products as determined by Tech Data, of not more than [ * * * ]. Shipments of Product being returned shall be new, unused and in sealed cartons. Vendor shall credit Tech Data's account in the amount of the price paid by Tech Data therefor less any price protection credits but not including any early payment or prepayment discounts (the "Return

                                      -4-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

     Credit"). Tech Data will supply Trancell with an offsetting purchase order of equal or greater value.

4.2  Defective Products/Dead on Arrival (DOA).  Tech Data shall have the right
     ----------------------------------------
     to return to Trancell for credit any DOA Product that is returned to Tech Data within sixty (60) days after the initial delivery date to the End User and any Product that fails to perform in accordance with Trancell's product warranty, for credit. Trancell shall bear all costs of shipping and risk of loss of DOA and in-warranty Products to Trancell's location and back to Tech Data or Tech Data's Customer. If Trancell delivers defective and DOA Product of more than [* * * ], Trancell shall [* * * ].

4.3  Obsolete or Outdated Product.  Tech Data shall have the right to return for
     ----------------------------
     full credit, without limitation as to the dollar amount, all Products that become obsolete or Trancell discontinues or are removed from Trancell's current price list; provided Tech Data returns such Products within ninety
     (90) days after Tech Data receives written notice from Trancell that such Products are obsolete, superseded by a newer version, discontinued or are removed from Trancell price list.

4.4  Miscellaneous Returns.
     ---------------------

     (a) Bad Box.  Tech Data shall return for credit Products which have boxes
         -------
          that are or become damaged. Tech Data will place an offsetting purchase order for equal or greater value.

     (b) Non-Saleable.  Tech Data may return Non-Saleable Product to Trancell
         ------------
          for credit. Tech Data will request a Return Material Authorization Number (RMA) for this return. Tech Data will place an offsetting purchase order for equal or greater value.

                         ARTICLE V.  PAYMENT TO VENDOR
                         -----------------------------

5.1  Charges, Prices and Fees for Products.  Charges, prices, quantities and
     -------------------------------------
     discounts, if any, for Products shall be determined as set forth in
     Schedule 5.1, or as otherwise mutually agreed upon by the parties in writing, and may be confirmed at the time of order. In no event shall charges exceed Trancell's then current established charges. Tech Data shall not be bound by any of Trancell's suggested prices.

5.2  Payment.  Except as otherwise set forth in this Agreement, any undisputed
     -------
     sum due to Trancell pursuant to this Agreement shall be payable as follows:
     [* * * ], net forty-five (45) days after the invoice receipt. Trancell shall invoice Tech Data no earlier than the applicable shipping date for the Products covered by such invoice. Products which are shipped from outside the United States, shall not be invoiced to Tech Data prior to the Products being placed on a common carrier within the United States for final delivery to Tech Data. The due date for payment shall be extended during any time the parties have a bona fide dispute concerning such payment. Notwithstanding anything herein to the contrary, for the initial order only, payment shall be made by Tech Data upon resale of

                                      -5-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

     the Products and Tech Data may return any of the Products delivered under the initial order for credit.

5.3  Invoices.  A "correct" invoice shall contain (i) Trancell's name and
     --------
     invoice date, (ii) a reference to the purchase order or other authorizing document, (iii) separate descriptions, unit prices and quantities of the Products actually delivered, (iv) credits (if applicable), (v) shipping charges (if applicable) (vi) name (where applicable), title, phone number and complete mailing address as to where payment is to be sent, and (vii) other substantiating documentation or information as may reasonably be required by Tech Data from time to time.

5.4  Taxes.  Tech Data shall be responsible for franchise taxes, sales or use
     -----
     taxes or shall provide Trancell with an appropriate exemption certificate. Trancell shall be responsible for all other taxes, assessments, permits and fees, however designated which are levied upon this Agreement or the Products, except for taxes based upon Tech Data's income. No taxes of any type shall be added to invoices without the prior written approval of Tech Data.

5.5  Fair Pricing and Terms.  Trancell represents that the prices charged and
     ----------------------
     the terms offered to Tech Data are and will be at least as beneficial to Tech Data as those charged or offered by Trancell to any of its other distributors or customers in the channel. If Trancell offers price discounts, payment discounts, promotional discounts or other special prices to its other distributors or customers in the channel, Tech Data shall also be entitled to participate and receive notice of the same no later than other distributors or customers.

5.6  Price Adjustments:
     -----------------

          (a) Price Increases.  Trancell shall have the right to increase prices
              ---------------
          from time to time, upon written notice to Tech Data not less than thirty (30) days prior to the effective date of such increase. All orders placed prior to the effective date of the increase, for shipment within thirty (30) days after the effective date, shall be invoiced by Trancell at the lower price.

          (b) Price Decreases.  Trancell shall have the right to decrease prices
              ---------------
          from time to time, upon written notice to Tech Data not less than days prior to the effective date of such decrease. Trancell shall grant to Tech Data, its subsidiaries and Tech Data's Customers a price credit for the full amount of any Trancell price decrease on all Products on order, in transit and in their inventory on the effective date of such price decrease. Tech Data and its Customers shall, within sixty (60) days after receiving written notice of the effective date of the price decrease, provide a list of all Products for which they claim a credit. Trancell shall have the right to a reasonable audit at Trancell's expense.

5.7  Advertising.
     -----------

                                      -6-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

          (a) Cooperative Advertising.  Trancell offers a [* * * ] and may offer
              -----------------------
          additional advertising credits, or other promotional programs or incentives to Tech Data as it offers to its other distributors or customers. Tech Data shall have the right, at Tech Data's option, to participate in such programs. Attached as Schedule 5.7 is a copy of Trancell's co-op policy.

          (b) Advertising Support.  Trancell shall provide at no charge to Tech
              -------------------
          Data and the Customers of Tech Data, marketing support, and advertising materials in connection with the resale of Products as are currently offered or that may be offered by Trancell. Tech Data reserves the right to charge Trancell for advertising, marketing and training services.

          (c) Prior to receipt of the initial purchase order, Trancell shall pay Tech Data for all launch funds expenditures that Trancell and Tech Data have agreed to related to the Products.

                           ARTICLE VI.  WARRANTIES,
                           -------------------------
                  INDEMNITIES AND OTHER OBLIGATIONS OF VENDOR
                  -------------------------------------------

6.1  Warranty.  Trancell hereby represents and warrants that Trancell has all
     --------
     right, title, ownership interest and/or marketing rights necessary to provide the Products to Tech Data. Trancell further represents and warrants that it has not entered into any agreements or commitments which are inconsistent with or in conflict with the rights granted to Tech Data in this Agreement; the Products are new and shall be free and clear of all liens and encumbrances; Tech Data and its Customers and End Users shall be entitled to use the Products without disturbance; the Products have been listed with Underwriters' Laboratories or other nationally recognized testing laboratory whenever such listing is required; the Products meet all FCC requirements; the Products do and will conform to all codes, laws or regulations; and the Products conform in all respects to the Product warranties. Trancell agrees that Tech Data shall be entitled to pass through to Customers of Tech Data and End Users of the Products all Product warranties granted by Trancell. Tech Data shall have no authority to alter or extend any of the warranties of Trancell expressly contained or referred to in this Agreement without prior approval of Trancell. Trancell has made express warranties in this Agreement and in Documentation, promotional and advertising materials. EXCEPT AS SET FORTH HEREIN OR THEREIN, TRANCELL DISCLAIMS ALL WARRANTIES WITH REGARD TO THE PRODUCTS, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THIS SECTION SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS AGREEMENT.

6.2  Proprietary Rights Indemnification.  Trancell hereby represents and
     ----------------------------------
     warrants that the Products and the sale and use of the Products do not infringe upon any copyright, patent, trade secret or other proprietary or intellectual property right of any third party, and that there are no suits or proceeding, pending or threatened alleging any such infringement.

                                      -7-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

     Trancell shall indemnify and hold Tech Data, Tech Data's subsidiaries and their respective, officers, directors, employees and agents harmless from and against any and all actions, claims, losses, damages, liabilities, awards, costs and expenses, which they or any of them incur or become obligated to pay resulting from or arising out of any breach or claimed breach of the foregoing warranty. Tech Data shall inform Trancell of any such suit or proceeding filed against Tech Data and shall have the right, but not the obligation, to participate in the defense of any such suit or proceeding at Tech Data's expense. Trancell shall, at its option and expense, either (i) procure for Tech Data, its Customers and End Users the right to continue to use the Product as set forth in this Agreement, or
     (ii) replace, to the extent Products are available, or modify the Product to make its use non-infringing while being capable of performing the same function without degradation of performance. Trancell shall have no liability under this Section 6.2 for any infringement based on the use of any Product, if the Product is used in a manner or with equipment for which it was not reasonably intended. Trancell's obligations under this Section
     6.2 shall survive termination of this Agreement.

6.3  Indemnification.
     ---------------

          (a) VENDOR.  Trancell shall be solely responsible for the design,
              ------
          development, supply, production and performance of the Products. Trancell agrees to indemnify and hold Tech Data, its subsidiaries and their officers, directors and employees harmless from and against any and all claims, damages, costs, expenses (including, but not limited to, reasonable attorney's fees and costs) or liabilities that may result, in whole or in part, from any warranty or product liability claim, or any claim for infringement, or for claims for violation of the warranties contained in Sections 6.1 and 6.2 of this Agreement.

          (b) Tech Data.  Tech Data agrees to indemnify and hold Trancell, its
              ---------
          officers, directors and employees harmless from and against any and all claims, damages, costs, expenses (including, but not limited to, reasonable attorneys' fees and costs) or liabilities that may result, in whole or in part, from Tech Data's gross negligence or willful misconduct in the distribution of the Products pursuant to this Agreement, or for representations or warranties made by Tech Data related to the Products in excess of the warranties of Trancell.

6.4  Insurance.
     ---------

          (a) The parties shall be responsible for providing Worker's Compensation insurance in the statutory amounts required by the applicable state laws.

          (b) Without in any way limiting Trancell's indemnification obligation as set forth in this Agreement, Trancell shall maintain Commercial General Liability and/or Comprehensive General Liability Insurance in such amounts as is reasonable and standard for the industry. Either policy form should contain the following coverages: Personal and Advertising Injury, Broad Form Property

                                      -8-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

          Damage, Products and Completed Operations, Contractual Liability, employees as Insured and Fire Legal Liability.

          (c) Trancell will provide evidence of the existence of insurance coverages referred to in this Section 6.4 by certificates of insurance which should also provide for at least thirty (30) days notice of cancellation, non-renewal or material change of coverage to Tech Data. The certificates of insurance shall name Tech Data Corporation as an additional insured for the limited purpose of claims arising pursuant to this Agreement.

6.5  Limitation of Liability.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER
     -----------------------
     PURSUANT TO THIS AGREEMENT FOR AMOUNTS INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, DAMAGES OF THE OTHER PARTY ARISING FROM THE PERFORMANCE OR BREACH OF ANY TERMS OF THIS AGREEMENT.

6.6  ECCN/Export.  Trancell  agrees to provide Tech Data, upon signing this
     -----------
     Agreement and at any time thereafter that Trancell modifies or adds Products distributed or to be distributed by Tech Data, with the Export Control Classification Number (ECCN) for each of Trancell's Products, and information as to whether or not any of such Products are classified under the U.S. Munitions List.

6.7  Financial Statements.  Trancell agrees that for the term of this Agreement,
     --------------------
     Trancell financial statements annually and semi annually shall provide as follows:

          a. Within one hundred and twenty (120) days after the end of Trancell's fiscal year audited financial statements for the fiscal year prepared by an independent certified public accountant.

          b. Within sixty (60) days after the end of the Trancell's second fiscal quarter, semi-annual unaudited financial statements, prepared by Trancell's authorized representative.

     Such financial statements shall include profit and loss statement, balance sheets and such other accounting data as may be requested by Tech Data and be acknowledged by the Trancell's authorized representative in writing as true and correct.

     In addition, Trancell shall provide other financial information upon reasonable request by Tech Data.

6.8  Trancell Reports.  Trancell shall, if requested, render monthly reports to
     ----------------
     Tech Data setting forth the separate Products, dollars invoiced for each Product, and total dollars invoiced to Tech Data for the month, and such other information as Tech Data may reasonably request.

                                      -9-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

6.9  Tech Data Reports.  Tech Data shall, render monthly sales out reports on
     -----------------
     Tech Data's BBS system no later than 15 days after the month end. Information provided will include: month and year sales activity occurred, internal product number (assigned by Tech Data), written description, state and zip-code of Customers location, unit cost (distributor's cost at quantity 1), quantity and extended cost (cost times quantity). A monthly inventory report, will be provided on a paper format once a month.

6.10  Trademark Usage.  Tech Data is hereby authorized to use trademarks and
      ---------------
     trade names of Trancell and third parties licensing Trancell, if any, used in connection with advertising, promoting or distributing the Products. Tech Data recognizes Trancell or other third parties may have rights or ownership of certain trademarks, trade names and patents associated with the Products. Tech Data will act consistent with such rights, and Tech Data shall comply with any reasonable written guidelines when provided by Trancell or third parties licensing Trancell related to such trademark or trade name usage. Tech Data will notify Trancell of any infringement of which Tech Data has actual knowledge. Tech Data shall discontinue use of Trancell's trademarks or trade names upon termination of this Agreement, except as may be necessary to sell or liquidate any Product remaining in Tech Data's inventory.

                           ARTICLE VII.  TERMINATION
                           -------------------------

7.1  Termination.
     -----------

          (a)  Termination With or Without Cause:  Either party may terminate
               ---------------------------------
          this Agreement, without cause, upon giving the other party thirty (30) days prior written notice. In the event that either party materially or repeatedly defaults in the performance of any of its duties or obligations set forth in this Agreement, and such default is not substantially cured within thirty (30) days after written notice is given to the defaulting party specifying the default, then the party not in default may, by giving written notice thereof to the defaulting party, terminate this Agreement or the applicable purchase order relating to such default as of the date specified in such notice of termination.

          (b)  Termination for Insolvency or Bankruptcy.  Either party may
               ----------------------------------------
          immediately terminate this Agreement and any purchase orders by giving written notice to the other party in the event of (i) the liquidation or insolvency of the other party, (ii) the appointment of a receiver or similar officer for the other party, (iii) an assignment by the other party for the benefit of all or substantially all of its creditors, (iv) entry by the other party into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, or (v) the filing of a petition in bankruptcy by or against a party under any bankruptcy or debtors' law for its relief or reorganization which is not dismissed within ninety (90) days.

7.2  Rights Upon Termination
     -----------------------

                                     -10-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

          (a) Termination of this Agreement shall not affect Trancell's right to be paid for undisputed invoices for Products already shipped and accepted by Tech Data or Tech Data's rights to any credits or payments owed or accrued to the date of termination. Tech Data's rights to credits upon termination shall include credits against which Tech Data would, but for termination, be required under this Agreement to apply to future purchases.

          (b) Trancell shall accept purchase orders from Tech Data for additional Products which Tech Data is contractually obligated to furnish to its Customers and does not have in its inventory upon the termination of this Agreement; provided Tech Data notifies Trancell of any and all such transactions in writing within sixty (60) days following the termination date.

          (c) Upon termination of this Agreement, Tech Data shall discontinue holding itself out as a distributor of the Products.

7.3  Repurchase of Products Upon Termination or Expiration.  Upon the effective
     -----------------------------------------------------
     date of termination or expiration of this Agreement for any reason, Trancell agrees to repurchase all Products in Tech Data's inventory or which are returned to Tech Data within sixty (60) days following the effective date of termination or expiration. Trancell will repurchase the Products at the original purchase price; less any deductions for price protection. The repurchase price shall not be reduced by any deductions or offsets for early pay or prepay discounts. Such returns shall not reduce or offset any co-op payments or obligations owed to Tech Data. Tech Data shall submit to Trancell within sixty-five (65) days after the termination or expiration date, the quantity of Product that Tech Data will be returning to Trancell for repurchase. Trancell will issue a Return Material Authorization (RMA) to Tech Data for all such Products; provided, however, that Trancell shall accept returned Products in accordance with this Section absent an RMA if Trancell fails to issue said RMA within five
     (5) business days of Tech Data's request. Trancell shall credit any outstanding balances owed to Tech Data. If such credit exceeds amounts due from Tech Data, Trancell shall remit in the form of a check to Tech Data the excess within ten (10) business days of receipt of the Product. Customized Products shall not be eligible for repurchase pursuant to this Section.

7.4  Survival of Terms.  Termination or expiration of this Agreement for any
     -----------------
     reason shall not release either party from any liabilities or obligations set forth in this Agreement which (i) the parties have expressly agreed shall survive any such termination or expiration, or (ii) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration. The termination of this Agreement shall not affect any of Trancell's warranties, indemnification's or obligations relating to returns, co-op advertising payments, credits or any other matters set forth in this Agreement that should survive termination in order to carry out their intended purpose, all of which shall survive the termination of this Agreement.

                         ARTICLE VIII.  MISCELLANEOUS
                         ----------------------------

                                     -11-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

8.1  Binding Nature, Assignment, and Subcontracting.  This Agreement shall be
     ----------------------------------------------
     binding on the parties and their respective successors and assigns.
     Neither party shall have the power to assign this Agreement without the prior written consent of the other party, provided, however, that Tech Data shall at all times have the right to assign or transfer this Agreement, in whole or in part, without Trancell's prior consent, to a wholly-owned subsidiary of Tech Data.

8.2  Counterparts.  This Agreement may be executed in several counterparts, all
     ------------
     of which taken together shall constitute one single agreement between the parties.

8.3  Headings.  The Article and Section headings used in this Agreement are for
     --------
     reference and convenience only and shall not affect the interpretation of this Agreement.

8.4  Relationship of Parties.  Tech Data is performing pursuant to this
     -----------------------
     Agreement only as an independent contractor. Nothing set forth in this Agreement shall be construed to create the relationship of principal and agent between Tech Data and Trancell. Neither party shall act or represent itself, directly or by implication, as an agent of the other party.

8.5  Confidentiality.  Each party acknowledges that in the course of performance
     ---------------
     of its obligations pursuant to this Agreement, it may obtain certain information specifically marked as "confidential" and/or "proprietary". Each party hereby agrees that all such information communicated to it by the other party, its subsidiaries, or Customers, whether before or after the Effective Date, shall be and was received in strict confidence, shall be used only for purposes of this Agreement, and shall not be disclosed without the prior written consent of the other party, except as may be necessary by reason of legal, accounting or regulatory requirements beyond either party's reasonable control. The provisions of this Section shall survive the term or termination of this Agreement for any reason for a period of one (1) year after termination.

8.6  Arbitration.  Any disputes arising under this Agreement shall be submitted
     -----------
     to arbitration in accordance with such rules as the parties jointly agree. If the parties are unable to agree on arbitration procedures, arbitration shall be conducted in Pinellas County, Florida in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any such award shall be final and binding upon both parties.

8.7  Notices.  Wherever one party is required or permitted to give notice to the
     -------
     other pursuant to this Agreement, such notice shall be deemed given when actually delivered by hand, by telecopier, via overnight courier or when mailed by registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

In the Case of Vendor:                           In the Case of Tech Data:
---------------------                            ------------------------
Trancell Systems                                 Tech Data Corporation
3180 De La Cruz Blvd., Ste 200                   5350 Tech Data Drive
Santa Clara, CA 95054                            Clearwater, FL 34620
Attn:  [* * * ]                                  Attn:  Vice President-Marketing Operations

                                     -12-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                                 cc:  Contracts Administration

     Either party may from time to time change its address for notification purposes by giving the other party written notice of the new address and the date upon which it will become effective.

8.8  Force Majeure.  The term "Force Majeure" shall be defined to include fires
     -------------
     or other casualties or accidents, acts of God, severe weather conditions, strikes or labor disputes, war or other violence, or any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental agency.

          (a) A party whose performance is prevented, restricted or interfered with by reason of a Force Majeure condition shall be excused from such performance to the extent of such Force Majeure condition so long as such party provides the other party with prompt written notice describing the Force Majeure condition immediately continues performance whenever and to the extent such causes are removed.

          (b) If, due to a Force Majeure condition, the scheduled time of delivery or performance is or will be delayed for more than ninety
          (90) days after the scheduled date, the party not relying upon the Force Majeure condition may terminate, without liability to the other party, any purchase order or portion thereof covering the delayed Products.

8.9  Return Material Authorization Numbers.  Trancell is required to issue a
     -------------------------------------
     Return Material Authorization Number (RMA) to Tech Data within two (2) business days of Tech Data's request; however, if the Return Material Authorization is not received within two (2) business days, Trancell shall accept returned Products absent a Return Material Authorization Number.

8.10 Credits to Tech Data.  In the event any provisions of this Agreement or
     --------------------
     any other agreement between Tech Data and Trancell require that Trancell grant credits to Tech Data's account, and such credits are not received within thirty (30) days then, all such credits shall become effective immediately upon notice to Trancell. In such event, Tech Data shall be entitled to deduct any such credits from the next monies owed to Trancell. In the event credits exceed any balances owed by Tech Data to Trancell ,then Trancell shall, upon request from Tech Data, issue a check payable to Tech Data within ten (10) days of such notice. Credits owed to Tech Data shall not be reduced by early payment or prepayment discounts. Tech Data shall have the right to set off against any amounts due to Trancell under this Agreement or any invoices issued by Trancell related to this Agreement any and all amounts due to Tech Data from Trancell, whether or not arising under this Agreement.

8.11 Severability.  If, but only to the extent that, any provision of this
     ------------
     Agreement is declared or found to be illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, it being the intent and agreement of the parties

                                     -13-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

     that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent.

8.12 Waiver.  A waiver by either of the parties of any covenants, provisions or
     ------
     agreements to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained.

8.13 Remedies.  All remedies set forth in this Agreement shall be cumulative
     --------
     and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise, and may be enforced concurrently or from time to time.

8.14 Entire Agreement.  This Agreement, including any Exhibits and documents
     ----------------
     referred to in this Agreement or attached hereto, constitutes the entire and exclusive statement of Agreement between the parties with respect to its subject matter and there are no oral or written representations, understandings or agreements relating to this Agreement which are not fully expressed herein. The parties agree that the terms and provisions of this Agreement shall prevail over any contrary or additional terms in any purchase order (unless agreed to in writing by both parties), sales acknowledgment, confirmation or any other document issued by either party effecting the purchase and/or sale of Products.

8.15 Governing Law.  This Agreement shall have Florida as its situs and shall
     -------------
     be governed by and construed in accordance with the laws of the State of Florida, without reference to choice of laws.

8.16 Software Licenses.  Whenever the Products described in this Agreement
     -----------------
     shall include software licenses, Trancell hereby grants to Tech Data a non-exclusive right to market, demonstrate and distribute the software to Customers of Tech Data. Tech Data acknowledges that no title or ownership of the proprietary rights to any software is transferred by virtue of this Agreement notwithstanding the use of terms such as "purchase", "sale" or the like within this Agreement.

8.17 Time of Performance.  Time is hereby expressly made of the essence with
     -------------------
     respect to each and every term and provision of this Agreement.

     IN WITNESS WHEREOF, the parties have each caused this Agreement to be signed and delivered by its duly authorized officer or representative as of the Effective Date.

TRANCELL SYSTEMS                                 TECH DATA CORPORATION

By: /s/   [****]                                 By: /s/ Peggy K. Caldwell
   ----------------------------                     ---------------------------------
Printed Name: [****]                             Printed Name: PEGGY K. CALDWELL
Title:Vice President Sales                       Title: Senior Vice President, Sales and
                                                 Marketing

                                     -14-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

Date: 12/5/96                                    Date: 12/16/96


                                     -15-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                 SCHEDULE 5.7

                               CO-OP GUIDELINES

To increase the effectiveness of advertising and sales promotions Tech Data has developed the following advertising requirements:

HOW CO-OP IS EARNED:
- Co-op dollars will be at least [* * * ] of the purchases made by Tech Data, net of returns.
- Co-op dollars will be accrued on a monthly basis.

HOW CO-OP IS SPENT:
- Tech Data will be reimbursed for [* * * ] that feature vendor products.
- Co-op dollars will be used within the 12 months immediately following the month in which they are earned.

HOW CO-OP IS CLAIMED:
- Claims for co-op will be submitted to vendor within 60 days of the event date.
- Claims for co-op will be submitted with a copy of vendor prior approval and proof of performance.
- Payment must be remitted within 30 days of the claim date, or Tech Data reserves the right to deduct from the next invoice.

CO-OP REPORTING:
- Vendor will submit a monthly co-op statement outlining (i) co-op earned, (ii) co-op used and (iii) co-op claims paid.


Accepted

 /s/    [****]
 ---------------------

Name:   [****]
Title:  Vice-President Sales
Date: 12/5/96


                                     -16-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.